                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   May 1, 1999 to May 31, 1999
Distribution Date:   June 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                     -------------------------------
(i)  Principal Distribution
        Class A-1 Note  Amount                                                            (0.00)                          0.0000000
        Class A-2 Note  Amount                                                             0.00                           0.0000000
        Class A-3 Note  Amount                                                    18,081,152.78                         120.5410185
        Class A-4 Note  Amount                                                             0.00                           0.0000000
        Class A-5 Note  Amount                                                             0.00                           0.0000000
        Class A-P Note  Amount                                                     3,884,744.06                          31.0779524
        Class B  Note  Amount                                                      2,019,525.85                          31.7435689
        Class C  Note  Amount                                                        771,368.72                          31.7435688
        Certificates  Amount                                                         402,549.45                          23.2956860

(ii)  Interest Distribution
        Class A-1 Note  Amount                                                             0.00                           0.0000000
        Class A-2 Note  Amount                                                             0.00                           0.0000000
        Class A-3 Note  Amount                                                       223,122.71                           1.4874847
        Class A-4 Note  Amount                                                       758,500.00                           5.1250000
        Class A-5 Note  Amount                                                       790,625.00                           5.2083333
        Class A-P Note  Amount                                                       378,443.32                           3.0275466
        Class B  Note  Amount                                                        201,536.30                           3.1678136
        Class C  Note  Amount                                                         81,254.42                           3.3438032
        Certificates  Amount                                                          82,002.02                           4.7454871

(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)  457,650,471.37

(iv)    Class A-1 Notes Balance (end of Collection Period)                                 0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                 0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-3 Notes Balance (end of Collection Period)                        25,811,839.28
        Class A-3 Pool Factor (end of Collection Period)                                                                  0.1720789
        Class A-4 Notes Balance (end of Collection Period)                       148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class A-5 Notes Balance (end of Collection Period)                       151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class A-P Notes Balance (end of Collection Period)                        69,957,854.78
        Class A-P Pool Factor (end of Collection Period)                                                                  0.5596628
        Class B Notes Balance (end of Collection Period)                          36,368,340.83
        Class B Pool Factor (end of Collection Period)                                                                    0.5716495
        Class C Notes Balance (end of Collection Period)                          13,891,082.71
        Class C Pool Factor (end of Collection Period)                                                                    0.5716495
        Certificates Balance (end of Collection Period)                           11,821,353.77
        Certificates Pool Factor (end of Collection Period)                                                               0.6841061

(v)  Basic Servicing Fee                                                             402,341.51                           0.3846605

(vi)   Aggregate Realized Losses                                                   1,692,730.04
        Aggregate Net Losses                                                       1,053,052.96
        Cummulative Net Losses for all periods                                    25,892,003.52

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   May 1, 1999 to May 31, 1999
Distribution Date:   June 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                     -------------------------------
(vii)   Reserve Account Balance after Giving Effect to Payments                   18,306,018.85
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments         18,306,018.85
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                1,006,373.64
        Draws on Reserve Account                                                          (0.00)
        Deposits to Reserve Account                                                        0.00
        Class C Reserve Account Balance after Giving Effect to Payments            3,432,378.54
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to           3,432,378.54
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                          188,695.05
        Draws on Class C Reserve Account                                                   0.00
        Deposits to Class C Reserve Account                                                0.00

(viii)  Class A-1 Notes Interest Carryover Shortfall                                       0.00                           0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                      0.00                           0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                      0.00                           0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                      0.00                           0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                      0.00                           0.0000000
         Class A-P Notes Interest Carryover Shortfall                                      0.00                           0.0000000
         Class B Notes Interest Carryover Shortfall                                        0.00                           0.0000000
         Class C Notes Interest Carryover Shortfall                                        0.00                           0.0000000
         Certificates Interest Carryover Shortfall                                         0.00                           0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                     0.00                           0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                     0.00                           0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                     0.00                           0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                     0.00                           0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                     0.00                           0.0000000
         Class A-P Notes Principal Carryover Shortfall                                     0.00                           0.0000000
         Class B Notes Principal Carryover Shortfall                                       0.00                           0.0000000
         Class C Notes Principal Carryover Shortfall                                       0.00                           0.0000000
         Certificates Principal Carryover Shortfall                                        0.00                           0.0000000



(ix)  Additional Principal Distributable Amount                                           (0.00)

(x)    Aggregate Purchase Amount of Receivables Repurchased by the                         0.00
       Seller or purchased by Servicer

(xi)  Delinquent Contracts
                                                                                               Number                  Balance
                                                                                 ---------------------------------------------------
           30-59 Days                                                                       1629                       13,232,330.83
           60-89 Days                                                                        384                        3,173,763.27
           90 Days or More                                                                   371                        2,834,881.99
        Financed Vehicles Repossessed but not yet charged off                                 64                          602,385.79

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   May 1, 1999 to May 31, 1999
Distribution Date:   June 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                               Class A/B/C Note Amount
                                                                                                           or Certificate Amount
                                                                                                     -------------------------------
ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                   0.1150492
Weighted Average Remaining Term of Remaining Portfolio                                32.9763389

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                          0.0085363
     (ii)   Preceding Collection Period                                                0.0061450
     (iii)  Current Collection Period                                                  0.0067183
     (iv) Three Month Average                                                          0.0071332

Ending Portfolio Balance                                                          457,650,471.37